CACI Issues Guidance for Its Fiscal Year 2008

FY 2008 revenue projected at $2.05 billion to $2.15 billion, up eight to 13 percent

FY 2008 diluted EPS projected to be $2.50 to $2.80, up one to 13 percent

FY 2008 operating cash flow in excess of $150 million

ARLINGTON, Va., June 27 /PRNewswire-FirstCall/ -- CACI International Inc (NYSE: CAI), a leading information technology and network solutions provider to the federal government, issued its guidance for its fiscal year 2008 (FY08) beginning July 1, 2007.

Guidance for Fiscal Year 2008

For all of FY08, we expect revenue to range from $2.05 billion to $2.15 billion, an increase of approximately 8 to 13 percent above the midpoint of fiscal year 2007 (FY07) revenue guidance. We expect that diluted earnings per share (EPS) will be between $2.50 and $2.80, an increase of approximately one to 13 percent above the midpoint of FY07 diluted EPS guidance. FY08 forecasted revenue includes approximately $125 million from our recent acquisitions of IQM, Inc. and Wexford International Group, the latter of which is scheduled to close in the near term. Forecasted revenue and diluted EPS does not include any amounts from future acquisitions. We also project that cash flows from operations will be in excess of $150 million.

The table below summarizes the guidance ranges for FY08:

(In millions except for earnings per share) Fiscal Year 2008
Revenue	$2,050 - $2,150
Net income	$76.5 - $85.7
Diluted earnings per share	$2.50 - $2.80
Diluted weighted average shares	30.6

Following are the areas of continuing management focus for FY08:
-- Sustaining our client base and maintaining a high recompete success rate.
-- Pursuing opportunities in which CACI solutions provide a significant client advantage, including strategically important opportunities that we believe will lead to other work for CACI.
-- Targeting qualified, viable, and strategic acquisitions with strong competencies that complement CACI solutions and have high margins and strong growth.

-- Establishing CACI as the employer of choice for talented and qualified individuals, especially those with the highest security clearances, to deliver our solutions and fulfill our clients' urgent requirements.

The following factors will result in continued margin pressure during FY08, particularly in the first half of the fiscal year:

-- The loss of two high-margin, recompeted contracts in the first half of FY07.
-- The prioritization of funding to combat zone warfighters, which has slowed spending on new programs and increased the importance of winning recompeted contracts and increasing market share.

This guidance represents our views as of June 27, 2007. Investors are reminded that actual results may differ from these estimates for the reasons described below and in our filings with the Securities and Exchange Commission.

Commentary

Commenting on the FY08 guidance, Dr. J.P. (Jack) London, CACI's Chairman, President and Chief Executive Officer, said, "I have the greatest confidence in our top management team, led by Paul Cofoni, our new President and CEO, and its ability to achieve CACI's growth objectives, help the government solve its most challenging problems, and increase long-term shareholder value. The record level of awards and contract funding orders we received during our FY07 has helped to establish a near-record funded backlog and total backlog for CACI as we start FY08. We believe this will result in positive organic growth for us during FY08.

"In addition, our corporate development and mergers and acquisition (M&A) program continues to be an important factor in augmenting our capabilities and accelerating our overall growth rate. We continue to identify excellent acquisition candidates in the defense, intelligence, and homeland security areas with high growth potential. We have just completed our 35th successful acquisition and are poised to close on another premier acquisition soon. Both companies operate in key strategic areas with priority government funding. Our corporate development and M&A program has clearly demonstrated its value to CACI.

"In short, our core business is well positioned in a solid, long-term growth market. The combination of record-breaking funding and contract awards and the contribution of two outstanding acquisitions sets a solid basis for our FY08."

London continued: "CACI supports our government's highest priorities. We serve government clients who are waging a 'long war' on global terrorism in which the freedom of millions is at stake. It is a struggle as critical and challenging as the Cold War and every battle that free nations undertake to preserve democracy. Our clients are carrying out missions of tremendous importance, and we salute and are proud to serve them as they engage our adversaries in defeating terrorism around the world while protecting our borders at home."

Conference Call Information

We have scheduled a conference call for 8:30 AM ET Thursday, June 28th. Interested parties can listen to the conference call and view accompanying exhibits over the Internet by logging on to CACI's Internet site at www.shareholder.com/caci/medialist.cfm at the scheduled time. Or they may dial in to 888-802-2269, confirmation code 6178479. A replay of the call will also be available over the Internet beginning approximately 1:00 PM ET, and can be accessed through CACI's homepage (www.caci.com) by clicking on the CACI Investor Info button.

About CACI

CACI International Inc provides the IT and network solutions needed to prevail in today's new era of national security, intelligence, and e-government. From systems integration and managed network solutions to knowledge management, engineering, simulation, and information assurance, we deliver the IT applications and infrastructures our federal customers use to improve communications and collaboration, secure the integrity of information systems and networks, enhance data collection and analysis, and increase efficiency and mission effectiveness. Our solutions lead the transformation of national security and intelligence, assure homeland security, enhance decision-making, and help government to work smarter, faster, and more responsively. CACI is a member of the Fortune 1000 Largest Companies of 2007 and the Russell 1000 index. CACI provides dynamic careers for approximately 10,200 employees working in over 120 offices in the U.S. and Europe. CACI is the IT provider for a networked world. Visit CACI on the web at www.caci.com.

There are statements made herein which do not address historical facts and, therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and the United Kingdom, including conditions that result from terrorist activities or war; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. Government or other public sector projects in the event of a priority need for funds, such as homeland security, the war on terrorism or rebuilding Iraq; government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; the results of government investigations into allegations of improper actions related to the provision of services in support of U.S. military operations in Iraq; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts ("GWACs") and/or schedule contracts with the General Services Administration; our own ability to achieve the objectives of near term or long range business plans; and other risks described in the company's Securities and Exchange Commission filings.

For investor information contact:	For other information contact:
David Dragics,	Jody Brown,
Senior Vice President, Investor Relations	Executive Vice President, Public Relations
(866) 606-3471, ddragics@caci.com	(703) 841-7801, jbrown@caci.com

SOURCE CACI International Inc
-0- 06/27/2007
/CONTACT: David Dragics, Senior Vice President, Investor Relations,
+1-866-606-3471, ddragics@caci.com, or Jody Brown, Executive Vice President, Public Relations, +1-703-841-7801, jbrown@caci.com, both of CACI International Inc/
/First Call Analyst: /
/FCMN Contact: ddragics@caci.com /
/Web site: http://www.caci.com/
(CAI)

CO: CACI International Inc
ST: Virginia
IN: ITE CPR
SU: ERP CCA